Exhibit 99.5

Virginia Bank Bankshares, Inc.

Your vote matters – here’s how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by
1:00 a.m., Eastern Time, on [●], 2020.

Online

Go to www.investorvote.com/VABB

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located in the shaded bar below.

Phone

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Special Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommends a vote FOR Proposals 1 and 2.

		For	Against	Abstain

1.	To approve the Agreement and Plan of Reorganization, dated as of January 21, 2020 and amended June 9, 2020, between Pinnacle Bankshares Corporation (“Pinnacle”) and Virginia Bank Bankshares, Inc. (“Virginia Bank”), including the related Plan of Merger, pursuant to which Virginia Bank will merge with and into Pinnacle, as more fully described in the accompanying joint proxy statement/prospectus.	☐	☐	☐

		For	Against	Abstain

2.	To adjourn the special meeting to a later date or dates, if necessary to solicit additional proxies to approve Proposal 1.	☐	☐	☐

3.	In their discretion, the proxy agents are authorized to transact such other business as may properly come before the special meeting or any adjournments or postponements thereof.

B	Authorized Signatures — this section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title..

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The material is available at: [●]

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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  REVOCABLE PROXY — VIRGINIA BANK BANKSHARES, INC.

  Special Meeting of Shareholders

  Proxy Solicited by Board of Directors for Special Meeting — [●], 2020

Harry T. Kolendrianos, D. C. Hastings, and Albert L. Payne, or any of them, each the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possses if personally present, at the Special Meeting of Shareholders of Virginia Bank Bankshares, Inc. to be held on [●], 2020 or at any adjournments or postponements thereof.

Shares represented by this proxy will be voted as specified by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1 and 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C	Non-Voting Items
Change of Address — Please print your new address below.		Comments – Please print your comments below.